UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Signature Eyewear, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIGNATURE EYEWEAR, INC.
498 North Oak Street
Inglewood, CA 90302

April 27, 2006

Dear Shareholders:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 31, 2006 at 10:00 a.m. at 498 North Oak Street, Inglewood, CA 90302.

We have enclosed the Notice of the 2006 Annual Meeting of Shareholders, the Proxy Statement, a proxy card, a postage prepaid return envelope and a copy of our Annual Report to Shareholders, which includes our Form 10-K for the year ended October 31, 2005 as filed with the Securities and Exchange Commission.

At the meeting, you will be asked to elect five directors. We will also report on our performance in fiscal 2005 and answer your questions regarding Signature Eyewear.

Fiscal 2005 was a very successful year for the Company. We returned to profitability, and now have had five consecutive profitable quarters. During the year we launched Hummer Eyegear and a line of Burton Morris Eyewear by Dakota Smith.

We are also pleased to announce that in April 2006, we obtained the exclusive worldwide license to develop and market Cutter & Buck Eyewear, which we anticipate launching in the first part of fiscal 2007. In addition, in April 2006, quotations for our common stock moved from the “pink sheets” to the OTC Bulletin Board reflecting new broker interest in our Company.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Michael Prince
Chief Executive Officer

SIGNATURE EYEWEAR, INC.
498 North Oak Street
Inglewood, CA 90302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 31, 2006

TO OUR SHAREHOLDERS:

Notice is hereby given to the holders of Common Stock of Signature Eyewear, Inc. that the Annual Meeting of Shareholders will be held on Wednesday, May 31, 2006 at 10:00 a.m. (California time) at our corporate headquarters at 498 North Oak Street, Inglewood, California.

At the Annual Meeting we will ask you to:

1. Elect five directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Edward Meltzer, Drew Miller, Ted Pasternack, Michael Prince and Richard M. Torre) are described in the accompanying Proxy Statement; and

2. Transact any other business that may properly be presented at the Annual Meeting.

If you owned Common Stock of Signature Eyewear, Inc. on April 17, 2006, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors,
April 27, 2006	Ted Pasternack Corporate Secretary

IMPORTANT THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO THE COMPANY’S SOLICITATION OF PROXIES.

SIGNATURE EYEWEAR, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, May 31, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Common Stock of Signature Eyewear, Inc. This Proxy Statement, which is furnished by the Board of Directors of Signature Eyewear, Inc., provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

When you complete, sign, date and return the proxy card, you appoint each of Richard Torre and Michael Prince, directors of Signature Eyewear, as your representatives at the Annual Meeting (your proxies). Mr. Torre and Mr. Prince will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Torre and Mr. Prince will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 27, 2006 to all shareholders entitled to vote. Shareholders who owned Common Stock on April 17, 2006 (the record date) are entitled to vote. On the record date, there were 6,518,139 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.

We have enclosed our Annual Report to Shareholders, which includes our Form 10-K for the year ended October 31, 2005 as filed with the Securities and Exchange Commission. The Annual Report is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of five directors. The section entitled “Election of Directors” gives you more information on this proposal.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 5,000 total votes in the election of directors (five - the number of directors - multiplied by one vote per share of Common Stock, or 5,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees, as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Your proxies may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of directors.

How can I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement.

You may vote in person at the Annual Meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing at our corporate headquarters before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 6,518,139 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of April 17, 2006 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,259,070 shares.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present at the Annual Meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.

How many votes must the director nominees have to be elected?

The five nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers’, nominees’, fiduciaries’ and other custodians’ reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

What are the Board of Directors’ recommendations?

The Board of Directors recommend a vote FOR election of the directors named in this Proxy Statement. The proxy holders will vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than four directors nor more than seven directors, with the exact number fixed from time to time by the Board. The authorized number of directors is currently five.

Under the Certificate of Determination creating our Series A 2% Convertible Preferred Stock (the “Series A Preferred”), because the Company had missed two dividend payments with respect to the Series A Preferred, the holders of the Series A Preferred have the right to cause the number of authorized directors to be increased by two and to elect directors to fill those vacancies. This right will continue until all arrears in dividends have been paid and dividends for the current period have been paid or declared and set aside for payment. As of the record date, there was one holder of the Series A Preferred, and this holder has advised the Company that it does not intend to exercise its right to elect directors.

The Board of Directors has nominated the five current directors for re-election by the holders of the Common Stock. Each nominee has indicated that he is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Torre and Mr. Prince (your proxies) may vote for another nominee proposed by the Board of Directors. If any director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy until the next annual meeting.

Information About the Nominees

The following information is provided regarding the nominees:

Name	Age at 4/15/06	Year First Elected or Appointed Director	Principal Occupation
Edward Meltzer	70	2003	Mr. Meltzer has been the President of Elanday Equities, Inc., an exporter of various products, since 1987.
Drew Miller	47	2003

Mr. Miller has been the President of Heartland Consulting Group since 1994, and has been the President of Global Vantage Securities and Heartland Management Consulting Group. Mr. Miller is a Certified Management Accountant, Certified Mergers and Acquisitions Advisor, Certified Financial Planner and a Certified Government Financial Manager.

Ted Pasternack	63	2003	Mr. Pasternack is a certified public accountant who for more than the past five years has been a financial consultant through Betafam, Inc., a corporation wholly owned by him.
Michael Prince	56	1994

Mr. Prince joined the Company in 1993 and has served as the Chief Financial Officer and as a director of the Company since March 1994, and as Chief Executive Officer since April 2003. For more than 14 years before joining the Company, Mr. Prince’s primary occupation was as a principal with Prince & Company, a business consulting firm that he owned.

Richard M. Torre	60	2003

Mr. Torre has served as Chairman of the Board since April 2003. For the past seven years, he has been Chairman of Dartmouth Associates, Inc., a merchant and investment bank with diverse holdings in commercial banking, fish processing, office products and technology. Additionally, in 2001/02, he was Chairman of Global Vantage Securities, Inc., a broker-dealer, and Chairman of its affiliated invest-ment bank. He is currently also Chairman of Dauntless Capital Partners, LLC.; Chairman, The Hydrogen Fund; Chairman, Dartmouth Commerce of Manhattan, Inc. and Vice-Chairman, JLM Foodservices, Inc.

Board and Committee Meetings

The Board of Directors held eight meetings during fiscal 2005.  Each director attended more than 75% of all meetings of the Board of Directors and Board Committees on which he served during the period he was a director in fiscal 2005.

Board Committees

The Board of Directors has an Audit Committee and a Compensation Committee.

Audit Committee. The functions of the Audit Committee and its activities during fiscal 2005 are described below under the heading “Report of the Audit Committee.”

The Audit Committee is comprised of two directors, Ted Pasternack (Chairman) and Drew Miller. Each of these directors is “independent” under the listing standards of the National Association of Securities Dealers. In addition, the Board of Directors has determined that Mr. Pasternack, a member of the Audit Committee, is an “audit committee financial expert,” as that term is defined in Regulation S-K of the Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. A copy of the Audit Committee Charter was attached as an Annex to the Proxy Statement for the 2005 Annual Meeting of Stockholders.

The Audit Committee met four times in fiscal 2005.

Compensation Committee. The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. The Committee consists of Messrs. Meltzer (Chairman), Miller and Pasternack. The Compensation Committee met two times in fiscal 2005.

Compensation Committee Interlocks and Insider Participation

No person who served on the Compensation Committee in fiscal 2005 was during the year or previously an officer or employee of the Company or had a relationship with the Company required to be disclosed under Item 404 of Regulation S-K. Further no interlocking relationship exists between any member of the Board of Directors and any member of any other company’s board of directors or compensation committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The following is the Report of the Committee on executive compensation for the fiscal year ended October 31, 2005.

Compensation Philosophy. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals so as to align the interests of executive management with the long-term interests of the Company's shareholders, (2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other prescription eyeglass frame companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

Base Salary. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company.

As part of the Company’s recapitalization in April 2003, Michael Prince was appointed Chief Executive Officer. In connection with this appointment, the Company renegotiated Mr. Prince’s Employment Agreement to provide for a five-year term and a salary of $240,000 per year. In addition, Mr. Prince received 420,000 shares of Common Stock with vesting tied to the Company returning to profitability. One half of these shares vested in fiscal 2005 because the Company was profitable for the fiscal year.

In September 2005, the Compensation Committee recommended to the Board of Directors that the Board approve an amendment to Mr. Prince’s employment agreement to increase his annual salary to $275,000 effective August 1, 2005 and to extend the term of the agreement to August 31, 2010. The Compensation Committee made this recommendation because of Mr. Prince’s performance during the prior three fiscal years and to provide assurance to Mr. Prince that the Company wanted to retain his services beyond April 2008.

Annual Cash Bonuses. Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Board of Directors. The Board considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in shareholder value, the achievement of corporate goals and individual performance. The Company did not pay cash bonuses in fiscal 2005.

Long-Term Incentives. The Company can provide its executive officers with long-term incentive compensation through grants of awards under the Company's 1997 Stock Plan. To date, the only awards granted to executive officers under the Plan have been stock options. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. The Board of Directors did not grant new options to executive officers in fiscal 2005, but did modify three options granted in fiscal 2004 to change the vesting condition.

Summary. The Board of Directors believes that its executive compensation philosophy serves the interests of the Company and its shareholders.

By the Compensation Committee

/s/ Edward Meltzer, Chairman
/s/ Drew Miller
/s/ Ted Pasternack

Nominations for Director

The Board of Directors fills vacancies on the Board of Directors and nominates a slate of directors for election at annual meetings of shareholders. Because all five of our directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. The Board of Directors does not have a written charter that governs the director nomination process.

The Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board. When considering candidates for director, the Board of Directors takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics, and not all factors are weighted equally):

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director

•	Fine moral character, good personal and business reputation

•	Industry knowledge, contacts and network of potential clients in industries served by the Company

•	Ability to be responsible, fair-minded, reliable, ethical and possess high integrity

•	Candidates from the local community who are well known and respected will be given preferential consideration

•	Prior experience on boards of directors

•	Senior-level management experience

•
Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience

The Board of Directors will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Board of Directors will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.

The Board of Directors will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. The Board of Directors will consider candidates recommended by shareholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (ii) name and contact information for the candidate; (iii) statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Board of Directors to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Compensation of Directors

In fiscal 2005, each outside director other than Richard M. Torre received a monthly fee of $750 and a fee of $500 per meeting attended, and the chairman of each Board committee received a quarterly fee of $250. As a result of the consulting arrangement between the Company and Dartmouth Commerce of Manhattan, Inc., a corporation owned by Mr. Torre, Mr. Torre does not receive directors’ fees. In fiscal 2005, we paid directors’ fees totaling $37,500 to our outside directors. Commencing January 1, 2006, the monthly Board fees were increased to $1,000 (with per meeting and chairman fees remaining the same).

We may also from time to time grant options or sell stock to our directors under our 1997 Stock Plan. We did not grant options or sell stock to our directors in fiscal 2005.

Director Attendance at Annual Meetings

We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. Three of our directors attended our 2005 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board nominees.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Signature Eyewear, Inc. specifically incorporates this Report by reference therein.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the Commission.

The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Signature Eyewear, Inc. and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, Signature Eyewear’s internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Grobstein, Horwath & Company LLP as Signature Eyewear’s independent auditors.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2005.

Management is responsible for Signature Eyewear’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Signature Eyewear’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of Signature Eyewear and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Signature Eyewear’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that Signature Eyewear’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Signature Eyewear’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Respectfully Submitted,

Ted Pasternack, Chairman
Drew Miller

OTHER INFORMATION

Security Ownership of Principal Shareholders, Directors and Executive Officers

The following table provides information as of the record date regarding the Common Stock and Series A Convertible 2% Preferred Stock (“Series A Preferred”) owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or Series A Preferred; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class	Number of Shares of Series A Preferred Beneficially Owned	Percent of Class
Edward Meltzer	102,850(2)	1.6%	—	—
Drew Miller	97,500	1.5	—	—
Ted Pasternack	161,800(3)	2.5	—	—
Michael Prince	1,039,278(4)	15.8	—	—
Richard M. Torre	1,837,500	28.2	—	—
Kevin D. Seifert	50,344(5)	0.8	—	—
Raul Khantzis	12,500(6)	0.2	—	—
Bluebird Finance Limited Box 957, Road Town, Tortola British Virgin Islands	1,277,694(7)	16.4	1,200,000	100%
Craig N. Springer 205 North Fourth Street Grand Junction, CO 81502	650,000(8)	9.8	—	—
All directors and executive officers as a group (8 persons)	3,314,272(9)	50.1	—	—
_______________________

(1)
The business address of each director and executive officer (each person identified in the table other than Bluebird Finance Limited and Craig N. Springer) is c/o Signature Eyewear, Inc., 498 North Oak Street, Inglewood, CA 90302.

(2)	Represents shares held by trusts of which Mr. Meltzer is trustee.

(3)	Includes 49,300 shares held by his spouse in her individual retirement account.

(4)	Includes 44,000 shares that may be acquired upon exercise of options.

(5)	Includes 22,000 shares that may be acquired upon exercise of options.

(6)	Represents shares that may be acquired upon exercise of options

(7)	Represents shares that may be acquired upon conversion of the Series A Preferred within the following 60 days.

(8)
Includes (i) 550,000 shares owned by Springer Capital Corporation, a corporation owned by Mr. Springer; and (ii) 100,000 shares issuable upon exercise of warrants owned by Home Loan Investment Company; Mr. Springer shares voting and investment power with respect to these shares by virtue of being a director, officer and shareholder of that corporation.

(9)	Includes 91,000 shares that may be acquired upon exercise of options.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. The Company believes that all of these persons filed all required reports on a timely basis in fiscal 2005.

Executive Officers

The following table sets forth certain information regarding our executive officers (other than Mr. Prince, whose information is set forth under “Election of Directors—Information About the Nominees”).

Name	Age	Position	Principal Occupation
Jill Gardner	38	Senior Vice President
Ms. Gardner joined the Company in 2003 as Vice President of Design. She was appointed to the Management Executive Committee of the Company in October 2003. From 2000 to 2003, she was the Creative Director with Eyespace. From 1995 to 2000, Ms. Gardner was Director of Product Development with the Company.

Raul Khantzis	52	Senior Vice President
Mr. Khantzis joined the Company in 2003 as Vice President of International Sales. He was appointed to the Management Executive Committee of the Company in October 2003. From 2001 to 2003, he was Vice President of Domestic Distribution with Metzler International. During 2001, he was Director-International Division of Kenmark Optical, and from 2000 to 2001, he was Vice President-Sales with LBI. Mr. Khantzis was Operations Director of the Com-pany from 1999 to 2000.

Kevin D. Seifert	43	Senior Vice President	Mr. Seifert joined the Company in 1998 and has served as Vice President of Operations since 1999. He was appointed to the Management Executive Committee of the Company in April 2003.

Compensation of Executive Officers

Executive Compensation Table. The following table sets forth, as to each person who served as Chief Executive Officer at any time during the last fiscal year, and as to each of the other persons serving as executive officers as of October 31, 2005 whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year Ended October 31,	Salary	Bonus	Restricted Stock Awards ($)	Number of Securities Underlying Options (#)	All Other Com- pensation (1)
Michael Prince Chief Executive Officer and Chief Financial Officer(2)	2005 2004 2003	$245,000 240,000 228,462	— — —	— — —	— — —	$29,183 20,292 18,000

Kevin D. Seifert Senior Vice President	2005 2004 2003	$110,800 110,835 118,385	— —	— —	7,500(3) 12,500	$6,392 1,067 —

Raul Khantzis(4) Senior Vice President	2005 2004 2003	$110,000 110,000 58,580(5)	— —	— —	7,500(3) 12,500	$1,491 — —
_______________________

(1)	Includes Company contribution to 401(k) Plan and cash-out of a portion of unused vacation.

(2)	Mr. Prince was appointed Chief Executive Officer in April 2003.

(3)	These options are options that were originally issued in fiscal 2004 and were modified in fiscal 2005 to change the vesting condition. See “Option Grants During Fiscal 2005.”

(4)	Commenced employment in June 2003.

Option Grants During Fiscal 2005. The following table presents the number of stock options granted to the Named Executive Officers during the year ended October 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Michael Prince	-0	—	—	—	—	—
Kevin D. Seifert	7,500(1)	20%	$0.20	9/1/2007	$154	$315
Raul Khantzis	7,500(1)	20%	$0.20	9/1/2007	$154	$315

(1)
These options were options that were modified in fiscal 2005 to reflect a change in the terms of vesting. In particular, as modified, the options vest if and only if the Company generates net income during the year ended October 31, 2005 and the optionee was employed by the Company on December 31, 2005; as the Company did generated net income during the year and the optionees were employed by the Company on December 31, 2005, the options vested. There were no option grants during fiscal 2005, only the modification of five options to purchase an aggregate of 37,500 shares; thus, the percentage of total options in the foregoing table is the percent of options modified during the fiscal year.

Stock Options Held at Fiscal Year End. The following table sets forth, for each of the Named Executive Officers, certain information regarding the number of shares of Common Stock underlying stock options held at October 31, 2005 and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the over-the-counter electronic trading system on October 31, 2005 ($0.75 per share). No Named Executive Officer exercised any stock options during fiscal 2005.

AGGREGATED FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexecuted Options at October 31, 2005		Value of Unexercised in-the-Money Options at October 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Prince	44,000	0	$ 0	$ 0
Kevin D. Seifert	14,500	7,500	$2,750	$4,125
Raul Khantzis	5,000	7,500	$2,750	$4,125

Employment Agreement. Michael Prince has entered into an employment agreement with the Company. Under the employment agreement, he receives salary of $240,000 per year, subject to annual review for increase. His salary was increased to $275,000 effective August 1, 2005. He also received 420,000 shares of Common Stock, of which he must forfeit 210,000 shares if the Company has not achieved positive net income from ordinary operations in at least one fiscal year in the period 2003 to 2006, and must forfeit an additional 210,000 shares if the Company does not have net income from ordinary operations of at least $250,000 in at least one of the three fiscal years following the fiscal year it achieves positive net income. The first 210,000 shares have vested. If prior to August 31, 2010 Mr. Prince’s employment is terminated without cause or he terminates his employment for “good reason”: (i) he will be entitled to a lump sum payment of all salary to which he would have been entitled under the employment agreement from the date of termination through August 31, 2010; and (ii) any of the 420,000 shares which have not vested will vest and be free of the risk of forfeiture.

1997 Stock Plan. The Company adopted the Signature Eyewear, Inc. 1997 Stock Plan (the “Stock Plan “) in 1997. The purpose of the Stock Plan is to attract, retain and motivate certain key employees of the Company and its subsidiaries by giving them incentives that are linked directly to increases in the value of the Company’s Common Stock. Each executive officer, other employee, non-employee director or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Stock Plan. A maximum of 800,000 shares of Common Stock may be issued pursuant to awards granted under the Stock Plan, subject to certain adjustments to prevent dilution. No person may receive awards representing more than 25% of the number of shares of Common Stock covered by the Stock Plan (200,000 shares). Any shares of Common Stock subject to an award that for any reason expires or terminates unexercised are again available for issuance under the Stock Plan. The Stock Plan terminates in 2007.

The Stock Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (iii) any other security or benefit with a value derived from the value of the Common Stock. Any stock option granted pursuant to the Stock Plan may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or a nonqualified stock option.

The Board of Directors administers the Stock Plan. Subject to the provisions of the Stock Plan, the administrator has full and final authority to select the participants to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant to awards.

As of October 31, 2005, 325,000 shares had been issued under the Stock Plan, options to purchase 260,600 shares were outstanding, and 214,400 shares remained available for future awards.

Certain Relationships and Related Transactions

In April 2003, the Company entered into a three-year consulting agreement with Dartmouth Commerce of Manhattan, Inc. in connection with the Company’s recapitalization and the appointment of Richard M. Torre as Chairman of the Board. Mr. Torre owns Dartmouth Commerce. This agreement provides for the payment of annual compensation in the amount of $55,000 per year.

The Company has a credit facility with Home Loan Investment Company (“HLIC”) that includes a $3,000,000 term loan obtained in fiscal 2003, a $500,000 revolving line of credit obtained in fiscal 2003, and a $655,693 term note obtained in fiscal 2005. The credit facility is secured by all of the assets of the Company and by a $1,250,000 letter of credit from a non-affiliate. The term loan bears interest at a rate of 10% per annum with payments of principal and interest on a 10-year amortization schedule commencing fiscal 2004 and is due and payable in April 2008. The term loan had a balance of $2,744,575 as of October 31, 2005. The revolving credit facility bears interest at a rate of 1% per month, payable monthly, with all advances subject to approval of HLIC, and is due and payable in April 2008. The Company had utilized $295,000 of the revolving credit facility as of October 31, 2005. The $655,693 term loan bears interest at a rate of 12% per annum and is due and payable on July 31, 2007. Craig Springer, who beneficially owns 10% of the Common Stock of the Company as of the Record Date, is a director, officer and shareholder of HLIC.

The Company has a credit facility with Bluebird Finance Limited (‘Bluebird”) obtained in fiscal 2003. The facility consists of a revolving credit line and support for the $1,250,000 letter of credit securing the HLIC credit facility. Bluebird’s commitment on the revolving credit facility was $2,755,000 as of October 31, 2005, and reduces by $72,500 each quarter. The credit line bears interest at the rate of 5% per annum, with payments of principal and interest on a 10-year amortization schedule that commenced in fiscal 2005, and is due and payable in April 2013. The credit facility is secured by a security interest in the assets of the Company that is subordinate to the HLIC credit facility. The outstanding balance on the revolving credit line was $2,863,901 as of October 31, 2005. Bluebird owns all of the outstanding Series A Preferred of the Company, which shares are convertible into Common Stock; if such shares had been converted as of the Record Date, such shares would have represented 16% of the outstanding Common Stock as of the Record Date.

Code of Ethics

We have a code of ethics that applies to our directors, officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total shareholder return of our Common Stock during the period from November 1, 2000 to October 31, 2005, compared with the cumulative returns of the Nasdaq Stock Market (US Companies) Index and the Russell 2000 Index. The Comparison assumes $100 was invested on November 1, 2000 in our Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

INDEPENDENT PUBLIC ACCOUNTANTS

Grobstein, Horwath & Company, LLP (“GHC”) audited our financial statements for fiscal 2004 and 2005. We expect a representative from GHC to be present at the Annual Meeting and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

Aggregate fees billed to us by GHC for professional services rendered with respect to our 2003 and 2004 fiscal years were as follows:

	2004	2005
Audit Fees	$66,500	$90,200
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees we paid GHC for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company’s independent auditors. The Audit Committee approved in advance the engagement of GHC for its services in fiscal 2004 and 2005.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302. The letter should indicate that you are a shareholder of Signature Eyewear, Inc. and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about Signature Eyewear or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS

We anticipate holding our 2007 Annual Meeting in April 2007. If you wish to submit proposals to be included in our proxy statement for the 2007 Annual Meeting of Shareholders, we must receive them on or before December 31, 2006. Please address your proposals to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

OTHER MATTERS

Management does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2005, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

Dated: April 27, 2006	By Order of the Board of Directors Ted Pasternak, Corporate Secretary

PROXY

SIGNATURE EYEWEAR, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 31, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SIGNATURE EYEWEAR, INC.

The undersigned hereby appoints Richard M. Torre and Michael Prince, and each of them, the proxy or proxies of the undersigned with full powers of substitution each to attend and to vote at the Annual Meeting of Shareholders of Signature Eyewear, Inc. to be held on May 31, 2006 at 498 North Oak Street, Inglewood, California, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 27, 2006.

(Please mark your choice like this /x/ in black or blue ink.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” ALL NOMINEES

(1) Election of the following nominees as directors:

Edward Meltzer

Drew Miller

Ted Pasternack

Michael Prince

Richard M. Torre

/ /FOR	/ /WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

(This proxy is continued on the reverse side. Please date, sign and return promptly.)

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THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS (INCLUDING OUR FORM 10-K) OF SIGNATURE EYEWEAR, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:, 2006
Signature Signature if held jointly
I plan to attend the Annual Meeting:Yes / / No / /
This proxy will be voted FOR the nominees, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Annual Meeting.

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